UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2015

A. SCHULMAN, INC.
(Exact name of registrant as specified in its charter)

Delaware      0-7459     34-0514850
(State or other jurisdiction (Commission (IRS Employer
of incorporation) File Number) Identification No.)

3637 Ridgewood Road, Fairlawn, Ohio     44333
(Address of principal executive offices)     (Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 16, 2015, A. Schulman, Inc. (the “Company”) announced that it has agreed to purchase all of the issued and outstanding shares of capital stock of HGGC Citadel Plastics Holdings, Inc. (“Citadel”), a North American specialty engineered plastics company that produces thermoset composites and thermoplastic compounds for specialty product applications (the “Transaction”). The Transaction is subject to the terms and conditions of a Stock Purchase Agreement (the "Agreement") entered into on March 15, 2015 by and among the Company, Citadel, Citadel Plastics Holdings, LLC (in its capacity as the representative of the holders of securities of the Company), and certain other individual persons (collectively the “Sellers”). Citadel is a portfolio company of private equity firms HGGC, LLC and Charlesbank Capital Partners (the “Equity Firms”). The Agreement contemplates that the Company will purchase all of the issued and outstanding shares of Citadel for $800 million in cash, subject to certain adjustments at closing including but not limited to estimated levels of cash, indebtedness, transaction expenses, and working capital. A portion of the purchase consideration, initially $32 million, will be placed in escrow at closing of the Transaction as security for the obligations of Sellers for a portion of any post-closing working capital adjustment and the sole source of recovery for any breach of the Agreement subject to certain specific exceptions including breaches of fundamental representations and warranties and willful fraud.

The Agreement contains customary representations, warranties and covenants of the Sellers and the Buyers and, subject to certain limitations and the terms and conditions of the escrow, the Sellers and the Buyers have agreed to indemnify each other for breaches of such representations, warranties and covenants.

The Company has agreed to use its reasonable best efforts, subject to terms specified in the Agreement, to arrange and obtain financing necessary for the Company to consummate the Transaction.

The Equity Firms and/or their affiliates have agreed to a 24-month non-solicitation period regarding Citadel’s officers and key employees as of the closing of the Transaction.

The parties’ obligations to consummate the Transaction are subject to satisfaction or waiver of certain closing conditions, including obtaining required third party consents, regulatory approval, accuracy of the parties’ representations and warranties, and the absence of a material adverse effect regarding Citadel.

The Transaction is expected to close during the third quarter of the Company’s 2015 fiscal year.

ITEM 7.01     REGULATION FD DISCLOSURE.

On March 16, 2015, the Company will give an investor presentation to certain analysts and institutional investors in connection with a press conference to be held in connection with its entry into the Agreement. A copy of the presentation is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, expect as shall be expressly set forth herein by specific reference.

ITEM 8.01     OTHER EVENTS.

On March 16, 2015, the Company issued a press release (the "Press Release") announcing its entry into the Agreement.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

99.1	Investor Presentation (filed herewith).
99.2	Press Release, dated March 16, 2015 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By: /s/ David C. Minc
David C. Minc
Vice President, Chief Legal Officer and Secretary

Date: March 16, 2015